EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, That the undersigned directors of Diebold, Incorporated, a corporation organized and existing under the laws of the State of Ohio, do for themselves and not for another, constitute and appoint Warren W. Dettinger, Chad F. Hesse, Kevin J. Krakora, or any one of them, a true and lawful attorney in fact in their names, place and stead, to sign their names to the report on Form 10-K for the year ended December 31, 2008, or to any and all amendments to such reports, and to cause the same to be filed with the Securities and Exchange Commission; it being intended to give and grant unto said attorneys in fact and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises as fully and to all intents and purposes as the undersigned by themselves could do if personally present. The undersigned directors ratify and confirm all that said attorneys in fact or either of them shall lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the date set opposite their signature.

Signed in the presence of:	Signature	Date
/s/Chad F. Hesse	/s/Phillip R. Cox	February 27, 2009
Phillip R. Cox, Director

/s/Chad F. Hesse	/s/Gale S. Fitzgerald	February 27, 2009
Gale S. Fitzgerald, Director

/s/Chad F. Hesse	/s/Phillip B. Lassiter	February 27, 2009
Phillip B. Lassiter, Director

/s/Chad F. Hesse	/s/John N. Lauer	February 27, 2009
John N. Lauer, Director